CERTIFICATIONS PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
I, David B. Perkins, Principal Executive Officer of Hatteras Multi-Strategy Institutional Fund, LP, certify to the best of my knowledge that:
1. The N-CSR of the registrant for the period ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: December 1, 2008	/s/ David B. Perkins
David B. Perkins, President & Chief Executive Officer
(principal executive officer)

I, J. Michael Fields, Principal Financial Officer of Hatteras Multi-Strategy Institutional Fund, LP, certify to the best of my knowledge that:
1. The N-CSR of the registrant for the period ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: December 1, 2008	/s/ J. Michael Fields
J. Michael Fields, Chief Financial Officer
(principal financial officer)

A signed original of this written statement required by Section 906 has been provided to Hatteras Multi-Strategy Institutional Fund, LP and will be retained by Hatteras Investment Partners, LLC, and furnished to the Securities and Exchange Commission or its staff upon request.